UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2016

Amphastar Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36509	33-0702205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11570 6th Street
Rancho Cucamonga, California 91730

(Address of principal executive offices, including zip code)

(909) 980-9484

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

On June 9, 2016,  the Company held its Annual Meeting at 11570 6th Street, Rancho Cucamonga, California 91730.  The stockholders of the Company voted on the following items at the Annual Meeting:

1.	To elect three Class III directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified; and
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Against	Abstained	Broker Non-votes
Jack Yongfeng Zhang	24,228,401	2,037,301	200,367	8,947,664
Richard Prins	24,155,449	2,106,304	204,316	8,947,664
Stephen B. Shohet	24,153,455	2,107,877	204,737	8,947,664

Each director nominee was duly elected to serve until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2.  Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
34,922,754	289,123	201,856	N/A

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: June 10, 2016
By: /s/ William J. Peters
William J. Peters
Chief Financial Officer and Senior Vice President